77Q-1

LMP Varible Income Trust
LMP Variable Money Market Portfolio (N4H5)




MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC
      This MANAGEMENT AGREEMENT (Agreement) is made this
27th day of April, 2007, by and between Legg Mason Partners Variable Income Trust (the Trust) and Legg Mason Partners
Fund Advisor, LLC, a Delaware limited liability company
(the "Manager").
      WHEREAS, the Trust is a Maryland business trust
registered as a management investment company under the Investment Company Act of 1940, as amended (the 1940
Act);
      WHEREAS, the Manager is engaged primarily in
rendering investment advisory, management and
administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;
      WHEREAS, the Trust wishes to retain the Manager to
provide investment advisory, management, and administrative services to the Trust with respect to the series of the
Trust designated in Schedule A annexed hereto (the Fund);
and
      WHEREAS, the Manager is willing to furnish such
services on the terms and conditions hereinafter set forth;
      NOW THEREFORE, in consideration of the promises and
mutual covenants herein contained, it is agreed as follows:
              1.	The Trust hereby appoints the Manager
to act as investment adviser and administrator of the Fund for the period and on the terms set forth in this Agreement.
The Manager accepts such appointment and agrees to render
the services herein set forth, for the compensation herein
provided.
              2.	The Fund shall at all times keep the
Manager fully informed with regard to the securities owned
by it, its funds available, or to become available, for investment, and generally as to the condition of its affairs.  It shall furnish the Manager with such other
documents and information with regard to its affairs as the Manager may from time to time reasonably request.
              3.	(a)	Subject to the supervision
of the Trusts Board of Trustees (the Board), the Manager shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a
continuous investment program for the Fund's portfolio of securities and other investments consistent with the Fund's investment objectives, policies and restrictions, as stated
in the Funds current Prospectus and Statement of
Additional Information.  The Manager shall determine from
time to time what securities and other investments will be purchased (including, as permitted in accordance with this paragraph, swap agreements, options and futures), retained, sold or exchanged by the Fund and what portion of the
assets of the Funds portfolio will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the
execution of investment documentation), all subject to the provisions of the Trusts Declaration of Trust and By-Laws (collectively, the Governing Documents), the 1940 Act, and the applicable rules and regulations promulgated
thereunder by the Securities and Exchange Commission (the
SEC) and interpretive guidance issued thereunder by the
SEC staff and any other applicable federal and state law,
as well as the investment objectives, policies and
restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Manager. The Manager is authorized as the agent of the
Trust to give instructions to the custodian of the Fund as
to deliveries of securities and other investments and
payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act and direction from the Board, the investment program to be provided hereunder
may entail the investment of all or substantially all of
the assets of the Fund in one or more investment companies.
The Manager will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer,
futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined
in Section 28(e) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) to the Funds and/or the other accounts over which the Manager or its affiliates exercise investment discretion. The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith
that such amount of commission is reasonable in relation to
the value of the brokerage and research services provided
by such broker or dealer.  This determination may be viewed
in terms of either that particular transaction or the
overall responsibilities which the Manager and its
affiliates have with respect to accounts over which they
exercise investment discretion.  The Board may adopt
policies and procedures that modify and restrict the
Managers authority regarding the execution of the Funds
portfolio transactions provided herein.  The Manager shall
also provide advice and recommendations with respect to
other aspects of the business and affairs of the Fund,
shall exercise voting rights, rights to consent to
corporate action and any other rights pertaining to the
Fund's portfolio securities subject to such direction as
the Board may provide, and shall perform such other
functions of investment management and supervision as may
be directed by the Board.  The Manager may execute on
behalf of the Fund certain agreements, instruments and
documents in connection with the services performed by it
under this Agreement.  These may include, without
limitation, brokerage agreements, clearing agreements,
account documentation, futures and option agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Manager
believes are appropriate or desirable in performing its
duties under this Agreement.
        (b)	Subject to the direction and control of the
Board, the Manager shall perform such administrative and management services as may from time to time be reasonably requested by the Fund as necessary for the operation of the
Fund, such as (i) supervising the overall administration of
the Fund, including negotiation of contracts and fees with
and the monitoring of performance and billings of the
Fund's transfer agent, shareholder servicing agents,
custodian and other independent contractors or agents, (ii) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services, (iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and
other communications to shareholders, (iv) maintaining the
Funds existence, and (v) during such times as shares are
publicly offered, maintaining the registration and
qualification of the Funds shares under federal and state
laws.  Notwithstanding the foregoing, the Manager shall not
be deemed to have assumed any duties with respect to, and
shall not be responsible for, the distribution of the
shares of any Fund, nor shall the Manager be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent, in each case employed by the Fund to perform
such functions.
        (c)	The Fund hereby authorizes any entity or
person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by
Section 11(a) of the Exchange Act and Rule 11a2-2(T)
thereunder, and the Fund hereby consents to the retention
of compensation for such transactions in accordance with
Rule 11a2-2(T)(a)(2)(iv).  Notwithstanding the foregoing,
the Manager agrees that it will not deal with itself, or
with members of the Board or any principal underwriter of
the Fund, as principals or agents in making purchases or
sales of securities or other property for the account of
the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account
advised by the Manager or its affiliates, except in each
case as permitted by the 1940 Act and in accordance with
such policies and procedures as may be adopted by the Fund
from time to time, and will comply with all other
provisions of the Governing Documents and the Funds then-
current Prospectus and Statement of Additional Information relative to the Manager and its directors and officers.
              4.	Subject to the Board's approval, the
Manager or the Fund may enter into contracts with one or
more investment subadvisers or subadministrators, including without limitation, affiliates of the Manager, in which the Manager delegates to such investment subadvisers or subadministrators any or all its duties specified hereunder, on such terms as the Manager will determine to
be necessary, desirable or appropriate, provided that in
each case the Manager shall supervise the activities of
each such subadviser or subadministrator and further
provided that such contracts impose on any investment
subadviser or subadministrator bound thereby all the
conditions to which the Manager is subject hereunder and
that such contracts are entered into in accordance with and
meet all applicable requirements of the 1940 Act.
              5.	(a)	The Manager, at its expense,
shall supply the Board and officers of the Trust with all information and reports reasonably required by them and reasonably available to the Manager and shall furnish the
Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. The Manager shall oversee the maintenance of all books and records with respect to the
Fund's securities transactions and the keeping of the
Fund's books of account in accordance with all applicable
federal and state laws and regulations.  In compliance with
the requirements of Rule 31a-3 under the 1940 Act, the
Manager hereby agrees that any records that it maintains
for the Fund are the property of the Fund, and further
agrees to surrender promptly to the Fund any of such
records upon the Fund's request.  The Manager further
agrees to arrange for the preservation of the records
required to be maintained by Rule 31a-1 under the 1940 Act
for the periods prescribed by Rule 31a-2 under the 1940
Act. The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as
Board members or officers of the Fund, to serve in the
capacities in which they are elected.
        (b)	The Manager shall bear all expenses, and
shall furnish all necessary services, facilities and
personnel, in connection with its responsibilities under
this Agreement.  Other than as herein specifically indicated, the Manager shall not be responsible for the Fund's
expenses, including, without limitation, advisory fees; distribution fees; interest; taxes; governmental fees;
voluntary assessments and other expenses incurred in
connection with membership in investment company
organizations; organization costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of
the Funds securities and other investments and any losses
in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees;
expenses relating to share certificates; expenses relating
to the issuing and redemption or repurchase of the Fund's
shares and servicing shareholder accounts; expenses of registering and qualifying the Fund's shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses
and statements of additional information and any
supplements thereto, reports, proxy statements, notices and dividends to the Fund's shareholders; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other
meetings of the Fund; Board fees; audit fees; travel
expenses of officers, members of the Board and employees of
the Fund, if any; and the Fund's pro rata portion of
premiums on any fidelity bond and other insurance covering
the Fund and its officers, Board members and employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have
to indemnify the Funds Board members and officers with
respect thereto.
              6.	No member of the Board, officer or
employee of the Trust or Fund shall receive from the Trust
or Fund any salary or other compensation as such member of
the Board, officer or employee while he is at the same time
a director, officer, or employee of the Manager or any
affiliated company of the Manager, except as the Board may decide. This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Manager's or any
affiliated company's staff.
              7.	As compensation for the services
performed and the facilities furnished and expenses assumed
by the Manager, including the services of any consultants retained by the Manager, the Fund shall pay the Manager, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite
the Funds name on Schedule A annexed hereto, provided
however, that if the Fund invests all or substantially all
of its assets in another registered investment company for
which the Manager or an affiliate of the Manager serves as investment adviser or investment manager, the annual fee computed as set forth on such Schedule A shall be reduced
by the aggregate management fees allocated to that Fund for
the Fund's then-current fiscal year from such other
registered investment company.  The first payment of the
fee shall be made as promptly as possible at the end of the
month succeeding the effective date of this Agreement, and
shall constitute a full payment of the fee due the Manager
for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date
of termination, shall be based on the average daily net
assets of the Fund in that period from the beginning of
such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of
business days in such month.  The average daily net assets
of the Fund shall in all cases be based only on business
days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.
              8.	The Manager assumes no responsibility
under this Agreement other than to render the services
called for hereunder, in good faith, and shall not be
liable for any error of judgment or mistake of law, or for
any loss arising out of any investment or for any act or
omission in the execution of securities transactions for
the Fund, provided that nothing in this Agreement shall
protect the Manager against any liability to the Fund to
which the Manager would otherwise be subject by reason of
willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.  As used
in this Section 8, the term Manager shall include any
affiliates of the Manager performing services for the Trust
or the Fund contemplated hereby and the partners,
shareholders, directors, officers and employees of the
Manager and such affiliates.
              9.	Nothing in this Agreement shall
limit or restrict the right of any director, officer,
or employee of the Manager who may also be a Board member, officer, or employee of the Trust or the Fund, to engage in any other business or to devote his time and attention
in part to the management or other aspects of any other
business, whether of a similar nature or a dissimilar
nature, nor to limit or restrict the right of the Manager
to engage in any other business or to render services of
any kind, including investment advisory and management
services, to any other fund, firm, individual or association.
If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Manager is considered at or about the same
time, transactions in such securities will be allocated
among the accounts in a manner deemed equitable by the
Manager.  Such transactions may be combined, in accordance
with applicable laws and regulations, and consistent with
the Managers policies and procedures as presented to the
Board from time to time.
              10.	For the purposes of this Agreement, the
Fund's net assets shall be determined as provided in the
Funds then-current Prospectus and Statement of Additional Information and the terms assignment, interested person, and majority of the outstanding voting
securities shall have the meanings given to them by
Section 2(a) of the 1940 Act, subject to such exemptions as
may be granted by the SEC by any rule, regulation or order.
              11.	This Agreement will become effective with
respect to the Fund on the date set forth opposite the
Funds name on Schedule A annexed hereto, provided that it
shall have been approved by the Trusts Board and by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated
as provided herein, will continue in effect until November
30, 2007.  Thereafter, if not terminated, this Agreement
shall continue in effect with respect to the Fund, so long
as such continuance is specifically approved at least
annually (i) by the Board or (ii) by a vote of a majority
of the outstanding voting securities of the Fund, provided
that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in
person at a meeting called for the purpose of voting on
such approval.
              12.	This Agreement is terminable with respect
to the Fund without penalty by the Board or by vote of a
majority of the outstanding voting securities of the Fund,
in each case on not more than 60 days' nor less than 30
days' written notice to the Manager, or by the Manager upon
not less than 90 days' written notice to the Fund, and will
be terminated upon the mutual written consent of the
Manager and the Trust. This Agreement shall terminate automatically in the event of its assignment by the Manager and shall not be assignable by the Trust without the
consent of the Manager.
              13.	The Manager agrees that for services
rendered to the Fund, or for any claim by it in connection
with services rendered to the Fund, it shall look only to
assets of the Fund for satisfaction and that it shall have
no claim against the assets of any other portfolios of the
Trust.  The undersigned officer of the Trust has executed
this Agreement not individually, but as an officer under
the Trusts Declaration of Trust and the obligations of
this Agreement are not binding upon any of the Trustees,
officers or shareholders of the Trust individually.
              14.	No provision of this Agreement may be
changed, waived, discharged or terminated orally, but only
by an instrument in writing signed by the party against
which enforcement of the change, waiver, discharge or
termination is sought, and no material amendment of the
Agreement shall be effective until approved, if so required
by the 1940 Act, by vote of the holders of a majority of
the Fund's outstanding voting securities.
              15.	This Agreement embodies the entire
agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.  Should any part of this
Agreement be held or made invalid by a court decision,
statute, rule or otherwise, the remainder of this Agreement
shall not be affected thereby.  This Agreement shall be
binding on and shall inure to the benefit of the parties
hereto and their respective successors.
              16.	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.
 [signature page to follow]


       IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be executed by their officers thereunto
duly authorized.
LEGG MASON PARTNERS VARIABLE INCOME TRUST
                                           By:
                                           Name:
                                           Title:
LEGG MASON PARTNERS FUND ADVISOR, LLC
                                           By:
                                           Name:
                                           Title:


Schedule A
Legg Mason Partners Variable Money Market Portfolio
Date:
April 27, 2007
Fee:
The following percentage of the Funds average daily net assets:
First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $4 billion--0.375%
Over $10 billion--0.35%


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